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                                                                                                     EXHIBIT 21
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                                               SUBSIDIARIES OF THE ACKERLEY GROUP, INC.


Direct Subsidiaries of The Ackerley Group, Inc.                                     Jurisdiction of Incorporation

Ackerley Airport Advertising, Inc.                                                           Washington

Ackerley Communications of Massachusetts, Inc.                                               Washington

AK Media Group, Inc.                                                                         Washington

Central NY News, Inc.                                                                        Washington

SSI, Inc.                                                                                    Washington

TC Aviation, Inc.                                                                              Oregon


Direct Subsidiaries of AK Media Group, Inc.                                         Jurisdiction of Incorporation

Ackerley Ventures, Inc.                                                                      Washington

AK Florida Outdoor, Inc.                                                                     Washington

KVOS TV Ltd.                                                                              British Columbia

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